CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2012, with respect to the financial statements of Sensage, Inc. and Subsidiaries included in the Prospectus Supplement (the “Prospectus Supplement”) to the Registration Statement on Form S-3, as amended (File No. 333-182134) (the “Registration Statement”).  We consent to the use of the aforementioned report included in the Prospectus Supplement comprising part of the Registration Statement, and to the use of our name as it appears under the caption “Experts” in the Prospectus Supplement.

/s/ WUHOOVER & CO. LLP

San Mateo, California
September 17, 2012